                                                           EXHIBIT NUMBER (3)(i)
                                                           To 1996 FORM 10-K

                          CERTIFICATE OF ELIMINATION

                         OF NORTHERN TRUST CORPORATION

          L, Peter L. Rossiter, Executive Vice President, General Counsel and Secretary of Northern Trust Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify as follows:

          FIRST: That the Board of Directors of Northern Trust Corporation (the "Corporation"), by resolutions adopted at a meeting on February 20, 1996, determined to eliminate all of the 6.25% Cumulative Convertible Preferred Stock, Series E, of the Corporation, said resolutions being as follows:

          WHEREAS, the Corporation redeemed all of the outstanding shares of its 6.25% Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), on January 26, 1996;

          NOW, THEREFORE, BE IT RESOLVED, that the Series E Preferred Stock be returned to the status of "authorized but not issued," and that the Chairman of the Board, the President or any Executive or Senior Executive Vice President, or any one of them acting alone, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and cause to filed with the Secretary of State of Delaware, a Certificate of Elimination, and to execute all other instruments and documents and to do and cause to be done all such further acts and things, as may be necessary or advisable to eliminate the Series E Preferred Stock and that all actions of said officers are hereby ratified, approved and confirmed in all respects; and

          BE IT FURTHER RESOLVED, that none of the authorized shares of the Series E Preferred Stock are outstanding and none will be issued.

          SECOND: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all reference to the Series E Preferred Stock, and the Series E Preferred Stock shall be returned to the status of "authorized but not issued."

     IN WITNESS WHEREOF, I have signed this Certificate, this 21st day of February, 1996.




                                             NORTHERN TRUST CORPORATION


                                          By:  /s/ Peter L. Rossiter
                                               --------------------------
                                               Peter L. Rossiter
                                               Executive Vice President, General
                                               Counsel and Secretary

                                       2